                              Exhibit 11

       DELTA COMPUTEC INC. - CALCULATION OF EARNINGS PER SHARE

                                         Three Months Ended       Three Months Ended
                                              April 30,                April 30,
                                       ----------------------    ----------------------
                                          1996        1995         1996        1995
                                       ----------   ---------    ---------   ----------
Primary
- -------
Net Earnings (Loss):
  Continuing Operations                $ ( 50,079)  $  46,463    $(291,114)  $ 147,535
  Discontinued Operations                (307,270)   (259,726)    (663,477)   (347,574)
                                       ----------   ---------    ---------   ----------
  Net Earnings(Loss), Combined           (357,349)   (213,263)    (954,591)   (200,039)
                                       ==========   =========    =========   ==========

Average Common Shares Outstanding       6,811,575   6,811,575    6,811,575   6,811,575

Dilutive Effect of Stock Options             -           -            -          -
                                       ----------   ---------    ---------   ----------
Weighted Average
  Shares Outstanding                    6,811,575   6,811,575    6,811,575    6,811,575
                                       ----------   ---------    ---------   ----------
Earnings (Loss) Per Common and
 Common Equivalent Shares:
  Continuing Operations                $     (.01)  $     .01    $    (.04)  $      .02
  Discontinued Operations                    (.04)       (.04)        (.10)        (.05)
                                       ----------   ---------    ---------   ----------
  Combined                                   (.05)       (.03)   $    (.14)  $     (.03)
                                       ==========   =========    =========   ==========
Assuming Full Dilution
- ----------------------
Net Earnings (Loss):
  Continuing Operations                $ ( 50,079)  $  46,463    $(291,114)  $  147,535
  Discontinued Operations                (307,270)   (259,726)    (663,477)    (347,574)
                                       ----------   ---------    ---------   ----------
  Net Earnings(Loss), Combined           (357,349)   (213,263)    (954,591)    (200,039)
                                       ==========   =========    =========   ==========
Weighted Average
  Shares Outstanding                    6,811,575   6,811,575    6,811,575    6,811,575

Additional Dilutive Effect
Of Stock Options                             -           -            -            -
                                       ----------   ---------    ---------   ----------
Weighted Average
  Shares Outstanding                    6,811,575   6,811,575    6,811,575    6,811,575
                                       ----------   ---------    ---------   ----------

Earnings (Loss) Per Common Share
  Assuming Full Dilution:
   Continuing Operations               $     (.01)        .01    $    (.04)  $      .02
   Discontinued Operations                   (.04)       (.04)        (.10)        (.05)
                                       ----------   ---------    ---------   ----------
   Combined                                  (.05)       (.03)   $    (.14)  $     (.03)
                                       ==========   =========    =========   ==========

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